UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): April 15, 2025

Cal-Maine Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38695	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1052 Highland Colony Pkwy, Suite 200, Ridgeland, MS 39157

(Address of principal executive offices (zip code))

601-948-6813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CALM	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Secondary Offering

On April 15, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the Selling Stockholders (as defined below) and Goldman Sachs & Co. LLC in connection with the offer and sale (the “Offering”) of 2,978,740 shares (the “Underwritten Shares”) of the common stock, par value $0.01 per share (the “Common Stock”), of Cal-Maine Foods, Inc. (the “Company”) by the four daughters of the Company’s late founder, Fred R. Adams, Jr. (“Mr. Adams”), Dinnette Adams Baker, Luanne Adams, Nancy Adams Briggs and Laurel Adams Krodel, and Adolphus B. Baker, Board Chair (and Mr. Adams’ son-in-law) (collectively, the “Selling Stockholders”), at a public offering price per share of $92.75. The sale of the Underwritten Shares pursuant to the Underwriting Agreement was completed on April 17, 2025. The Company did not offer or sell any shares of the Common Stock in the Offering, and the Company did not receive any proceeds from the Offering.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriter against certain liabilities and to contribute to payments the Underwriter may be required to make in the event of any such liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Form 8-K and the terms of which are incorporated herein by reference.

The offer and sale of the Underwritten Shares was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-286548), filed with the Securities and Exchange Commission on April 15, 2025, as supplemented by a preliminary prospectus supplement dated April 15, 2025 and a final prospectus supplement dated April 15, 2025.

Sidley Austin LLP has issued an opinion, dated April 17, 2025, regarding certain legal matters with respect to the Offering, a copy of which is filed as Exhibit 5.1 to this Form 8-K.

Share Repurchase

On April 15, 2025, in connection with the Offering, the Company entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with the Selling Stockholders, pursuant to which the Company agreed to repurchase from the Selling Stockholders 551,876 shares of the Common Stock (the “Repurchased Shares”), at the per share purchase price paid by the underwriter in the Offering (the “Share Repurchase”), resulting in a total purchase price of approximately $50 million. The sale of the Repurchased Shares pursuant to the Stock Repurchase Agreement was completed on April 17, 2025 and, in connection therewith, the Company repurchased the Repurchased Shares from the Selling Stockholders.

A special committee of the Board of Directors of the Company (the “Board”), consisting solely of independent and disinterested directors, pursuant to authority delegated to it by the Board, approved the Share Repurchase and the Offering. The Share Repurchase was made pursuant to the Company’s $500 million share repurchase program (the “Share Repurchase Program”), which was approved by the Board on February 25, 2025. After the completion of the Share Repurchase, there was approximately $450 million remaining under the Share Repurchase Program.

The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Stock Repurchase Agreement, a copy of which is attached as Exhibit 99.1 to this Form 8-K and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 15, 2025, by and among the Company, Goldman Sachs & Co. LLC., as the underwriter, and the Selling Stockholders

5.1	Opinion of Sidley Austin LLP, relating to the Offering

99.1	Stock Repurchase Agreement, dated April 15, 2025, by and among the Company and the Selling Stockholders

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: April 17, 2025	By:	/s/ Max P. Bowman
Max P. Bowman
Director, Vice President and Chief Financial Officer

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